                                                                    EXHIBIT 99.1


FOR FURTHER INFORMATION CONTACT:

AT THE COMPANY:          AT THE FINANCIAL RELATIONS BOARD:
---------------          ---------------------------------
Edward Hartigan          George Zagoudis       Janine Warell      Darcy Bretz
Senior Vice President    General Information   Analyst Contact    Media Contact
(317) 594-9499 x207      (312) 640-6663        (312) 640-6775     (312) 640-6756


FOR IMMEDIATE RELEASE
MARCH 31, 1998

                    ITT EDUCATIONAL SERVICES, INC. REPORTS
                        RECORD MARCH TERM ENROLLMENTS;
                      NEW STUDENT GAINS ABOVE 8 PERCENT

INDIANAPOLIS, IN, MARCH 31, 1998 -- ITT EDUCATIONAL SERVICES, INC. (NYSE:ESI), a leading proprietary provider of technology-oriented postsecondary degree programs, reported an 8.4 percent increase in new student enrollment for the 1998 March term, with a total of 4,730 compared with 4,363 for the same term in 1997. The company also reported that total student enrollment at its ITT Technical Institutes increased 7.7 percent to 23,879 compared with 22,172 at the end of March 1997.

The number of first-time students enrolling in the 1998 March term was 3,882 compared with 3,619 for the same term in 1997, a 7.3 percent increase. Re-entering students (i.e., individuals who had previously withdrawn from school) numbered 848 in the March 1998 term compared with 744 for the same term in 1997, an increase of 14 percent. Same-college new student enrollments (i.e., at ITT Technical Institutes opened for more than 24 months) in the March 1998 term were 4,578 compared with 4,336 in the March 1997 term, an increase of
5.6 percent. The same-college total student enrollment increased 6.1 percent to 23,440 for the term ended March 31, 1998, compared with 22,101 for the previous year's period.

"We are pleased with the increase in new student enrollment for the March term," said Rene R. Champagne, chairman, president and CEO. "We believe this increase reflects the continuing demand for technology-oriented programs of study."

ESI has filed a registration statement with the Securities and Exchange Commission, which is not yet effective, relating to a proposed underwritten public offering of 11,000,000 shares, together with a potential over-allotment of 1,650,000 shares, of ESI common stock held by ITT Corporation (the "Offering"). These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

When it becomes available, a copy of the written prospectus relating to the Offering may be obtained from the Prospectus Department -- Credit Suisse First Boston, 11 Madison Avenue, New York, NY 10010.

ITT Educational Services, Inc. operates 63 ITT Technical Institutes in 27 states which provide career-focused postsecondary programs of study in fields of technology to approximately 24,000 students.

Except for the historical information contained herein, the matters discussed in this press release are forward looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the Company's eligibility to participate in, student financial aid programs utilized by the Company's students; the results of the Company's appeal in Eldredge, et al, v. ITT Educational Services, Inc., et al. and the results of any related litigation; effects of any change in ownership of the Company resulting in a change in control of the Company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of the institutes; receptivity of students and employers to the Company's existing program offerings and new curricula; loss of lender access to the Company's students for student loans; a substantial increase in the shares of Common Stock available for sale in the market if some or all of ITT Corporation's Common Stock holdings are divested; and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission.



For more information on ITT Educational Services, Inc. via facsimile at no cost, simply dial 1-800-PRO-INFO and enter the company code ESI.